EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
Consolidated Subsidiaries of the Registrant
(Jurisdiction of incorporation):

Parker Drilling Company of Oklahoma, Incorporated (Oklahoma)	100%
Parker Technology, Inc. (Oklahoma)	100%
Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.) (Nevada)(1)	100%
Parker Drilling Company International Limited (Nevada)(2)	100%
Parker Drilling Company Limited LLC (Delaware)	100%
Parker North America Operations, Inc. (Nevada)(3)	100%
Parker Drilling Company (Bolivia) S.A. (Bolivia)	100%
Universal Rig Service LLC (Delaware)	100%
Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.
(1)	Parker-VSE, Inc. (formerly Vance Systems Engineering, Inc.) owns 100% of Parker Drilling Company Limited (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma). Parker Drilling Company Limited (Bahamas) owns 7% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma).

(2)	Parker Drilling Company International Limited owns 100% of Choctaw International Rig Corp. (Nevada); Creek International Rig Corp. (Nevada) and Parker Drilling Company of Argentina, Inc. (Nevada). It also owns 65% of Parker Drilling Eurasia, Inc. (Delaware) and 74% of Parker Drilling Pacific Rim, Inc. (Delaware).

(3)	Parker North America Operations, Inc. owns 100% of Parker Drilling Company North America, Inc. (Nevada); Parker USA Drilling Company (Nevada) and Parker Drilling Offshore Corporation (Nevada).*
*	Parker Drilling Offshore Corporation owns 100% of the following entities:
•	Mallard Argentine Holdings, Ltd. (Cayman Islands)

•	Mallard Drilling of South America, Inc. (Cayman Islands)

•	Mallard Drilling of Venezuela, Inc. (Cayman Islands)

•	Parker Drilling Offshore International, Inc. (formerly Mallard Drilling International, Inc.)(Cayman Islands), which owns 100% of Parker Drilling (Nigeria) Limited (Nigeria) and 100% of KDN Drilling Limited (Nigeria).

•	Parker Drilling Offshore USA, L.L.C. (Oklahoma), which owns 100% of Parker Drilling Company of Mexico, LLC (Nevada), 98% of Parker Drilling de Mexico, SRL (Mexico), 2% of PD Servicios Integrales, SRL (Mexico) and 100% of Parker Enex, LLC (Delaware).

•	Parker Technology, L.L.C. (Louisiana)

•	Parker Tools, LLC (Oklahoma), which owns 99% of Quail Tools, L.P. (formerly Quail Tools, L.L.P.) (Oklahoma).

•	Quail USA, LLC (Oklahoma), which owns 1% of Quail Tools, L.P. (formerly Quail Tools, L.L.P.) (Oklahoma).
*	Parker Drilling Offshore Corporation owns 98% of PD Servicios Integrales, SRL (Mexico).

*	Parker Drilling Offshore Corporation owns 2% of Parker Drilling de Mexico, SRL. (Mexico)

SUBSIDIARIES OF THE REGISTRANT (continued)
*	Parker Drilling Offshore Corporation owns 35% of Parker Drilling Eurasia, Inc. (Delaware), which owns 100% of Parker Drillserv, LLC (Delaware), 100% of Parker Drilltech, LLC (Delaware) and 99.96% of PD Offshore Holdings C.V. (Netherlands) which owns 100% of Parker 3source, LLC (Delaware) and 99.97% of PD Selective Holdings C.V. (Netherlands) which owns 100% of the following entities:
•	Parker Cyprus Ventures Limited (Cyprus)

•	Parker Drillex, LLC (Delaware)

•	Parker Drilling AME Limited (Cayman Islands)

•	Parker Drilling Company of New Guinea, LLC (Delaware)

•	Parker Drilling Company of Sakhalin (Russia)

•	Parker Drilling Company of Singapore, LLC (Delaware)

•	Parker Drilling Netherlands B.V. (Netherlands)

•	Parker Drillsource, LLC (Delaware)

•	PD Labor Sourcing, Ltd. (Cayman Islands)

•	PD Personnel Services, Ltd. (Cayman Islands)

and 99.9% of Parker Drilling Company Kuwait Limited (Bahamas).
*	Parker Drilling Offshore Corporation owns 26% of Parker Drilling Pacific Rim, Inc. (Delaware), which owns 100% of Parker Rigsource, LLC (Delaware) and 99% of PD International Holdings C.V. (Netherlands) which owns 100% of Parker 5272, LLC (Delaware) and 99.96% of PD Dutch Holdings C.V. (Netherlands) which owns 100% of the following entities:
•	Parker Cyprus Leasing Limited (Cyprus)

•	Parker Drilling (Kazakstan), LLC (Delaware)

•	Parker Drilling Company International, LLC (Delaware)

•	Parker Drilling Company of New Zealand Limited (New Zealand)

•	Parker Drilling Dutch B.V. (Netherlands)

•	Parker Drilling International of New Zealand Limited (New Zealand)